UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): September 26, 2006

EQUINIX, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-31293	77-0487526
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

301 Velocity Way, 5th Floor

Foster City, California 94404

(650) 513-7000

(Addresses of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

On September 26, 2006 and September 29, 2006, Equinix, Inc. (“Equinix”) elected to draw down $12,000,000 and $28,000,000, respectively, from its $75,000,000 revolving credit facility agreement with Silicon Valley Bank and General Electric Capital Corporation (the “Credit Facility”). $20,000,000 was borrowed at the Prime Rate and bears interest at 8.75% per annum and the remaining $20,000,000 was borrowed at a spread over the one-month LIBOR rate and bears interest at 7.824% per annum (collectively, the “Borrowings”). The Borrowings will be used to fund capital expenditures and construction costs relating to Equinix’s data center expansions in the Chicago and Washington, D.C. markets pending the completion of the permanent financing arrangements previously announced by Equinix. Inclusive of these Borrowings and previously issued letters of credit, approximately $28,300,000 remains available for borrowings under the Credit Facility.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUINIX, INC.

DATE: October 2, 2006	By:	/s/ KEITH D. TAYLOR
Keith D. Taylor
Chief Financial Officer